UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2016

RELYPSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36184	26-0893742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Cardinal Way

Redwood City, CA 94063

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 421-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 24, 2016, Relypsa, Inc. (“Relypsa”) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2015. The press release is attached hereto as Exhibit 99.1.

The information in this Item 2.02 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or incorporated by reference in any filing of Relypsa under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

Since Veltassa® (patiromer) for oral suspension (“Veltassa”) became available on December 21, 2015 through February 12, 2016, 1,229 new outpatient prescriptions were written for Veltassa and received by Relypsa’s hub, Veltassa Konnect. The number of patients who received a free starter-supply of Veltassa, outpatient prescriptions filled and hospital units sold since the launch on December 21, 2015 through February 12, 2016 are detailed below.

	December 21-31, 2015 (partial month)	January 1-31, 2016 (full month)	February 1-12, 2016 (partial month)	Total launch through February 12, 2016
Patients who received free starter-supply of Veltassa	26	409 (average 102/week)	380 (average 190/week)	815
Outpatients prescriptions filled (retail TRx)	0	99 (average 25/week)	133 (average 67/week)	232
Hospital/institution units sold (non-retail)	3	56 (average 14/week)	41 (average 21/week)	100

These numbers have not been verified by any third party and represent Relypsa’s estimates as of the date indicated. Relypsa assumes no obligation to update them.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release entitled “Relypsa Announces Fourth Quarter and Full Year 2015 Financial Results and Announces Other Corporate Updates,” dated February 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2016	RELYPSA, INC.

	By:	/s/ Kristine M. Ball
Senior Vice President and Chief Financial Officer